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EXHIBIT 10.F.
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                   FIRST AMENDED AND RESTATED LOAN AGREEMENT
                   -----------------------------------------

                        Orlando World Center Rooms Redo

     This FIRST AMENDED AND RESTATED LOAN AGREEMENT ("Agreement") is executed this 9th day of April, 1991, and made effective as of the 6th day of September,
     ---
1990 (the "Original Effective Date") by and between MARRIOTT HOTEL PROPERTIES, INC. a Delaware corporation ("Lender") and MARRIOTT HOTEL PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Partnership"), and amends and restates that certain Loan Agreement between the parties hereto dated as of the Original Effective Date (the "Original Agreement") in its entirety.

                             PRELIMINARY STATEMENT

     The Partnership is organized pursuant to that certain Amended and Restated Agreement of Limited Partnership dated as of November 27, 1985 among Lender, as general partner, and Airline Foods, Inc., a Delaware corporation, as withdrawing initial limited partner.

     The Partnership is the owner of that certain hotel known as "Marriott's Orlando World Center," which is located in Orlando, Florida (the "Hotel").

     The Partnership and Marriott Hotels, Inc. (the "Management Company") are parties to that certain Amended and Restated Management Agreement dated October 25, 1985, as amended from time to time (the "Management Agreement"), whereby the Management Company provides management services for the Hotel.

     The Partnership is also party to that certain Amended and Restated Mortgage and Security Agreement dated as of June 16, 1987, (the "Mortgage") with The Sanwa Bank Limited (the "Bank") whereby, among other things, indebtedness of the Partnership to the Bank in the principal amount of $195,000,000 was secured through a first mortgage lien on the Partnership's interest in the Hotel.

     The Partnership is also party with the Bank to that certain Inducement Agreement of even date with the Mortgage (the "Inducement Agreement") whereby, among other things, the Partnership is permitted to incur without consent by the Bank up to $30,000,000 of unsecured indebtedness as a result of loans to the Partnership by any partner of the Partnership.

     The Partnership agreed to fund a room renovation project for the Hotel to begin in 1990 (the "Rooms Redo"), the cost of which was to be paid out of funds in the "Repairs and Equipment Reserve," as that term is defined in the Management Agreement. It has since become apparent that funds available in the Repairs and Equipment Reserve (referred to hereinafter as the "Reserve") will fall short of the Partnership's current expenses in undertaking the Rooms Redo by as much as $11,000,000.

     Lender has determined that it is in its best interest to advance funds to the Partnership in amounts sufficient to allow the Partnership to meet its current payment obligations on the
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Rooms Redo while maintaining a balance in the Reserve that is sufficient, in the judgment of the Management Company, to meet other existing or contingent obligations for which the Reserve was established.

     The Original Agreement was entered into for the purpose of evidencing the obligation of Lender to make advances for the purposes set forth above and of the Partnership to repay Lender the principal amount of any such advances, said advances to accrue interest as hereafter provided. The Lender and the Partnership now wish to make certain amendments to the Original Agreement, as reflected herein, affecting, among other things, the obligations of the Partnership to repay advances and the calculation of interest on such advances. The mutual obligations hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, shall provide consideration to the amendment of the Original Agreement as embodied hereunder.

     NOW, THEREFORE, the parties hereby amend and restate the Original Agreement as follows:

                                   AGREEMENT

1.   Obligation to Make Advances.
     ---------------------------

     (a) Lender agrees to advance to the Partnership or on behalf of the Partnership up to $11,000,000 (plus additional deemed principal advances in accordance with Section 3(a) hereof) to fund the Partnership's current obligations under the Rooms Redo. Advances shall be made hereunder at such times and in such amounts as the Management Company, in its reasonable judgment, determines are necessary in order to meet the Partnership's then current obligations to make payments for the Rooms Redo (the "Payment Obligations") while maintaining a balance in the Reserve that is sufficient to meet other obligations which the Partnership may be required to fund out of the Reserve pursuant to the Management Agreement.

     (b) Lender's obligation to advance funds to the Partnership pursuant to this Section 1 is not revolving in nature. Accordingly, Lender's outstanding obligation to advance funds pursuant to Section 1(a) shall be reduced by the amount of any advances already made thereunder but shall not be increased by any repayments made pursuant to Section 3 hereof.

     (c) Lender's obligation to advance funds pursuant to this Section 1 shall terminate (the "Termination Date") upon the earlier of (i) June 1, 1991, (ii) sixty (60) days after the completion of the Rooms Redo, or (iii) the date upon which the entire amount available under Section 1(a) has been advanced to the Partnership.

2.   Advances Constitute Indebtedness.
     --------------------------------

     (a) Any advances by Lender to the Partnership or on behalf of the Partnership under Section 1 hereof shall constitute indebtedness owing to Lender by the Partnership. Such

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indebtedness shall accrue interest daily at a rate equal to (i) the Prime Rate, as defined below, or (ii) if any payment required hereunder has not been paid within sixty (60) days after the date on which such payment is due hereunder and for so long as such payment remains unpaid, the Default Rate, as defined below. The "Prime Rate" shall be equal to the prime rate of interest announced by Bankers Trust Company, New York, New York, charged to its best commercial customers on the Original Effective Date, as redetermined on the first day of each of the Lender's four week accounting periods. The "Default Rate" shall be equal to the Prime Rate plus two percent (2%).

     (b) Except as otherwise provided in Sections 3 and 5 of this Agreement, such indebtedness and any accrued interest thereon shall mature and be due and payable as follows: (i) all accrued and unpaid interest through the last day of each of the Lender's thirteen annual four week accounting periods (each, a "Period End") shall be due and payable upon such Period End, and (ii) all remaining indebtedness and interest thereon shall mature and be due and payable on June 1, 1996 (the "Maturity Date"). At the request of Lender, the Partnership will execute and deliver one or more promissory notes to further evidence any indebtedness owing to Lender under this Section 2. Any such promissory note shall be in substantially the form of Exhibit A hereto.

3.   Repayment of Advances.
     ---------------------

     (a) Prior to July 12, 1991 (the "Initial Payment Date"), interest on advances under Section 1 hereof shall accrue and become due on each Period End, and such accrued interest as of each such Period End shall be automatically converted from interest to principal on such Period End, and the amount so accrued shall thereafter be deemed for all purposes hereunder to be an additional principal advance (all such deemed advances, collectively, the "Additional Principal") as if made on such Period End pursuant to Section 1 hereof.

     (b) From and after the Initial Payment Date (which date is a Period End), and until the earlier of the Maturity Date or the date on which all principal and accrued interest on advances under Section 1 have been repaid in full, the Partnership shall, subject to the provisions of Section 3(c) hereof, make payments to the Lender on each Period End in an amount (the "Minimum Payment") equal to the greater of (i) the Payment Amount, as defined below, or (ii) the amount of all accrued but unpaid interest hereunder on said date. For purposes of this Agreement, the "Payment Amount" is amount of each installment which would be required to fully amortize a hypothetical fixed interest rate loan with the following terms:

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     Interest Rate                           The Prime Rate in effect on the
                                             Termination Date
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     Initial Principal Balance               The outstanding principal balance
                                             of the Loan on the Termination
                                             Date, plus, without duplication,
                                             all of the Additional Principal
--------------------------------------------------------------------------------
     Payments Fifty-two (52) equal installments due on each Period End beginning on the Initial Payment Date
--------------------------------------------------------------------------------

Upon the occurrence of the Termination Date, the Lender shall determine the Payment Amount in accordance with the terms hereof, and, absent manifest error, such determination shall be conclusive for all purposes hereunder. All payments made pursuant to this Section 3(b) hereof shall be applied first to reduce accrued but unpaid interest hereunder, with the balance, if any, applied to repayment of principal. Because the Loan is subject to a variable rate of interest, the actual number of Minimum Payments required of the Partnership under this Section 3(b) may be more or less than the fifty-two (52) payments that would be required under the hypothetical loan described above.

     (c) Notwithstanding the provisions of Section 3(b) hereof, the Partnership may, at any time that a Minimum Payment would otherwise be due under Section 3(b), either omit a payment or pay less than the Minimum Payment under Section 3(b) if all of the following conditions are met: (i) the Partnership has made one or more optional prepayments under Section 5 hereof, (ii) the aggregate dollar amount of all such optional prepayments (the "Prepayment Amount") equals or exceeds the amount by which such Minimum Payment is to be reduced, and (iii) Management Company, in its reasonable judgment, determines that payment of the Minimum Payment could leave insufficient funds in the Reserve to meet the purposes for which the Reserve is maintained. For purposes of the calculation made in clause (ii) above, the Prepayment Amount shall be reduced by the amount of all prior omissions of or reductions in Minimum Payments that the Partnership has taken advantage of pursuant to this Section 3(c).

     (d) The unpaid principal balance of all advances under Section 1 hereof together with interest thereon, shall be due and payable, to the extent not sooner paid pursuant to sections 3(a) and 3(b) hereof, on the Maturity date in accordance with Section 2 hereof.

4.   Subordination.
     -------------

     To the extent, if any, required by the Mortgage, the Loan Agreement (as defined therein), or the other Loan Documents (as defined in the Loan Agreement), payment of any indebtedness owing to Lender pursuant to Section 2 or
Section 3 of this Agreement shall be subject and subordinate to payment of debt service under the Mortgage.

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5.   Optional Prepayment.
     -------------------

     The Partnership may, at any time prior to the Maturity Date, repay in full all indebtedness owing hereunder plus all accrued interest thereon at any time without penalty or premium of any kind. The Partnership may also repay such indebtedness and interest in any part without penalty or premium of any kind on any day on which a payment is due pursuant to Section 3 hereof. Any partial prepayment made on any other date shall not be given effect hereunder until the next succeeding date upon which a payment would be due pursuant to Section 3 hereof.

6.   Compliance with Payment Obligations.
     -----------------------------------

     The Partnership agrees to use any funds advanced by Lender under this Agreement to make prompt payment of the Payment Obligations.

7.   Exculpation.
     -----------

     No Partner shall have any personal liability with respect to the indebtedness owing to Lender hereunder. Lender agrees to look solely to the assets of the Partnership as the sole source of repayment hereunder.

8.   Default.
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     In the event the Partnership is in default of any of its obligations hereunder, unless such default is cured within thirty (30) days after written notice thereof or within such longer period as may reasonably be required to effect a cure in the case of a non-monetary default, or in the event the Partnership defaults on its obligations under the Mortgage, in consequence of which the maturity of any indebtedness thereunder is accelerated, Lender shall, in any of such events, have the right (but not the obligation) to accelerate the maturity of any indebtedness owing to it hereunder and upon such acceleration the indebtedness hereunder shall be immediately due and payable.

9.   Governing Law.
     -------------

     This Agreement shall be governed by and construed under the laws of the State of Maryland, without regard to principles of conflicts of laws thereof which might refer such interpretations to the laws of another jurisdiction.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above, to be made effective as of the Original Effective Date.

                                   MARRIOTT HOTEL PROPERTIES INC, a
                                   Delaware corporation


                                   By:  XXXXXX
                                        ----------------------------------------
                                        Vice President


                                   MARRIOTT HOTEL PROPERTIES LIMITED
                                   PARTNERSHIP, a Delaware limited partnership

                                   By:  MARRIOTT HOTEL PROPERTIES,
                                        INC., a Delaware Corporation, general
                                        partner


                                   By:  XXXXXX
                                        ----------------------------------------
                                        Vice President

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